TRUST AGREEMENT
                                       OF
                              BANKUNITED CAPITAL II

         This TRUST AGREEMENT, dated as of May 19, 1997, is made among BankUnited Financial Corporation, a Florida corporation, as "Depositor" and James A. Dougherty and Nancy L. Ashton as "Administrative Trustees" and The Bank of New York (Delaware) as "Trustee" (the Trustee and the Administrative Trustees together, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as BankUnited Capital II, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $100. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. ss. 3801 ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustee (or Trustees, as applicable at such time) are hereby empowered to enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities of the Trust. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee (or Trustees, as may be applicable) shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Administrative Trustees hereby authorize the Depositor, as the sponsor of the Trust and at its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement (as herein defined) and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement, on an appropriate form (the "1993 Registration Statement") (including pre-effective or post-effective amendments to such Registration Statement), relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust,
(b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with The Nasdaq Stock Market, Inc. or with any other exchange or trading facility located in the United States of America or abroad (each, an "Exchange") and execute on behalf of the Trust a registration or listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be registered or listed on any Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute on behalf of the

Trust such underwriting agreements with the Depositor and one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (v) to take or cause to be taken any and all acts that the Depositor, in its sole discretion, may deem necessary or advisable to carry out the purpose of the Trust. In the event that any filing referred to in clauses (i) - (iii) above is required, by the rules and regulations of any Exchange, state securities or Blue Sky laws, or any applicable federal or state laws or regulations, to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior notice to the Depositor PROVIDED, HOWEVER, such notice shall not be required if it is waived by the Depositor.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                     [Remainder of Page Intentionally Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                      BANKUNITED FINANCIAL CORPORATION,
                                      as Depositor

                                      By:_____________________________________
                                         Samuel A. Milne,
                                         Executive Vice President and Chief
                                         Financial Officer

                                      THE BANK OF NEW YORK (DELAWARE)
                                      as Trustee

                                      By:_____________________________________
                                           Name:
                                           Title:

                                      JAMES A. DOUGHERTY,
                                      as Administrative Trustee

                                      ________________________________________

                                      NANCY L. ASHTON,
                                      as Administrative Trustee

                                      ________________________________________